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TUT SYSTEMS, INC.                                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement to Amendment No. 4 to Form S-1 (File No. 333-60419) of our reports dated January 13, 1999, on our audits of the financial statements and financial statement schedule of Tut Systems, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."


/s/ PriceWaterhouseCoopers

San Jose, California

January 13, 1999